UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 4, 2009
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-4141	13-1890974
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
Two Paragon Drive
Montvale, New Jersey 07645
(Address of principal executive offices)
(Zip Code)
(201) 573-9700
(Registrant’s telephone number,
including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 3.03. Material Modification to Rights of Security Holders
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-3.1
EX-4.1
EX-4.3
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5
EX-10.6
EX-99.1

          Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
Stockholder Agreements
          On August 4, 2009 (the “Closing Date”), the Company consummated the issuance and sale of 60,000 shares of 8.0% Cumulative Convertible Preferred Stock, Series A-T, without par value per share (the “Series A-T Preferred Stock”), to partners of Tengelmann Warenhandelsgesellschaft KG (“Tengelmann”) for $60.0 million and the issuance and sale of 115,000 shares of 8.0% Cumulative Convertible Preferred Stock, Series A-Y, without par value per share (the “Series A-Y Preferred Stock” and together with the Series A-T Preferred Stock, the “Preferred Stock”), to affiliates of The Yucaipa Companies, LLC (“Yucaipa” and together with Tengelmann, the “Investors”) for $115.0 million. Tengelmann and certain affiliates of Yucaipa are existing stockholders of the Company and Tengelmann, the Company’s largest stockholder, is affiliated with the Company’s Executive Chairman, Christian Haub.
          In connection with the issuance and sale of the Series A-T Preferred Stock, the Company entered into an amended and restated stockholder agreement, dated August 4, 2009, by and between the Company and Tengelmann (the “Amended and Restated Tengelmann Stockholder Agreement”). In connection with the issue and sale of the Series A-Y Preferred Stock, the Company entered into an amended and restated stockholder agreement, dated August 4, 2009, by and among the Company, Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP, Yucaipa American Alliance (Parallel) Fund I, LP, Yucaipa American Alliance Fund II, LP, Yucaipa American Alliance (Parallel) Fund II, LP and Yucaipa American Alliance Fund II, LLC, as Stockholder Representative (the “Amended and Restated Yucaipa Stockholder Agreement” and together with the Amended and Restated Tengelmann Stockholder Agreement, the “Stockholder Agreements”).
          Pursuant to their respective Stockholder Agreements, at any time that such Investor is not entitled to elect a director pursuant to the Articles Supplementary (as defined below), each of Tengelmann and Yucaipa are entitled to nominate directors for election by the stockholders to the Company’s Board of Directors. Pursuant to the Amended and Restated Yucaipa Stockholder Agreement, to the extent not already elected pursuant to the Articles Supplementary, Yucaipa is entitled to designate for nomination two directors for election by the stockholders to the Board of Directors so long as Yucaipa owns and has continuously owned since the Closing Date at least 20.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement). Yucaipa will have the right to designate for nomination one director for election by the stockholders to the Board of Directors, so long as Yucaipa owns and has continuously owned since the Closing Date at least 10.0% and less than 20.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement). Yucaipa’s right to designate directors for nomination to the Board of Directors will cease once the voting securities held by Yucaipa represent less than 10.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement). The Amended and Restated Tengelmann Stockholder Agreement provides that for so long as Tengelmann owns at least 10.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Tengelmann Stockholder Agreement), to the extent not already elected pursuant to the Articles Supplementary, Tengelmann will have the right to designate for nomination to the Company’s Board of Directors a number of directors in proportion to its percentage ownership of the Company (as calculated pursuant to the Amended and Restated Tengelmann Stockholder Agreement); provided, however, that so long as Yucaipa owns and has continuously owned since the Closing Date at least 20.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement), if Tengelmann’s percentage ownership of the Company would entitle Tengelmann to nominate five directors for nomination, Tengelmann only will be entitled to designate four directors for nomination. Tengelmann’s right to designate directors for nomination will cease once Tengelmann’s voting power in the Company (as calculated pursuant to the Amended and Restated Tengelmann Stockholder Agreement) is less than 10.0%. Directors elected in accordance with the Articles Supplementary or nominated by the Investors pursuant to their respective Stockholder Agreements have the right to serve on committees of the Board of Directors pursuant to the applicable Stockholder Agreements, so long as such services would not violate any law, the New York Stock Exchange (“NYSE”) Listed Company Manual or any comparable rule or regulation of the primary stock exchange or quotation system on which the Company’s common stock is listed or quoted. In addition, for so long as Yucaipa owns and has continuously owned since the Closing Date 10.0% or more of the voting power of the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement), it may designate a representative who will be permitted to attend all meetings of the Board of Directors as an observer, subject to certain limitations.
          If the Investors are entitled to designate nominees to the Board of Directors pursuant to their respective Stockholder Agreements, the Company shall include each of the Investors’ designees in management’s slate of nominees and recommend each such nominee for election to the Board of Directors. So long as any Preferred Stock is outstanding, the Investors, as preferred stockholders, will be entitled to elect the number of directors set forth above to the Board of Directors of the Company. At any election of directors at a meeting of stockholders of the Company (until the third anniversary of the date of the Amended and Restated Yucaipa Stockholder Agreements with respect to Yucaipa), if the Company has nominated and recommended the nominees designated by the Investors as described above, each of the Investors must cause all voting securities held by the Investors to be present at such meeting and must vote for the other nominees in management’s slate in a manner identical to the manner in which all other holders of voting securities of the Company vote their securities (except with respect to the nominees designated by such Investor).
          The Stockholder Agreements and the By-Laws (defined below) provide that, so long as Tengelmann owns at least 25.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Tengelmann Agreement) and for so long as Yucaipa owns and has continuously owned since the Closing Date at least 17.8% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement), Tengelmann’s and Yucaipa’s approval will be required for specified Company actions, including, with certain exceptions, consummating business combinations involving the Company, issuances of additional equity securities of the Company, amending the Company’s charter or by-laws, amendments to the charter of a committee of the Board of Directors of the Company that would circumvent the Stockholder Agreements, actions that would dilute the ownership percentages of Tengelmann or Yucaipa, respectively, actions to amend certain of the Company’s existing indebtedness and actions to limit the Company’s ability to pay cash dividends on the Preferred Stock, among other things. In addition, in order to take certain corporate actions, the Company must obtain the approval of the majority of the Tengelmann directors, so long as Tengelmann owns at least 25.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Tengelmann Agreement), and the Company must obtain the approval of at least one of the Yucaipa directors so long as Yucaipa owns and has continuously owned since the Closing Date at least 17.8% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Agreement). Such corporate actions include entering into certain acquisitions or dispositions of assets, offering additional equity securities, repurchasing equity securities, incurring indebtedness over a certain dollar amount and declaring dividends on the Company’s common stock. If Yucaipa ceases to hold at least 17.8% of the voting power in the Company and so long as Tengelmann owns at least 25.0% of the voting power in the Company, the Company must also obtain the approval of Tengelmann in order to adopt certain anti-takeover measures and enter into affiliate transactions. Additionally, if Yucaipa ceases to hold at least 17.8% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Agreement) and so long as Tengelmann owns at least 25.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Tengelmann Agreement), the Company must also obtain approval of a majority of the Tengelmann directors in order to adopt or amend any long-term strategic plan over a certain dollar amount, adopt or amend any operating plan or budget over a certain dollar amount, appoint a chief executive officer of the Company, dissolve the Company or make capital expenditures over a certain dollar amount.
          Pursuant to the Stockholder Agreements, the Investors are entitled to certain registration rights with respect to shares of the Company’s common stock beneficially held by such Investor and certain preemptive rights on new issuances of equity securities by the Company. Pursuant to the Amended and Restated Yucaipa Stockholder Agreement, Yucaipa is entitled to certain tag-along rights with respect to the sale by another Investor of the Company’s outstanding common stock, any securities convertible into common stock or any options, rights or warrants to acquire common stock that represents 5.0% or more of the Company’s common stock (assuming the conversion and exercise of all of the Preferred Stock). In addition, Yucaipa has granted the Company a right of first offer on the transfer more than 5.0% of its voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement) in any twelve month period. Pursuant to the Amended and Restated Tengelmann Stockholder Agreement, if the Company exercises the above-mentioned right of first offer, Tengelmann has the right to purchase from the Company any such securities purchased by the Company pursuant to its exercise of its rights under its right of first offer.
          In addition, pursuant to the Amended and Restated Yucaipa Stockholder Agreement, Yucaipa is subject to a standstill provision which prevents Yucaipa, without the approval of the majority of the Board of Directors (excluding the directors designated by Yucaipa), from acquiring beneficial ownership of securities of the Company which would result in Yucaipa becoming the beneficial owner of over 35.5% of the outstanding common stock of the Company, as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement, provided that the following will not constitute a breach of the 35.5% limit: (a) stock dividends, reclassifications, recapitalizations or other distributions by the Company to all holders of common stock, (b) the exercise of Yucaipa’s preemptive rights to purchase new issuances of common stock described above and (c) increases of Yucaipa’s ownership percentage resulting from repurchases or redemptions by the Company. Additionally, for purposes of calculating the 35.5% limitation, the following will not count toward or result in a breach of the 35.5% limitation: (x) the Company’s Series B Warrants held by Yucaipa and any common stock received or acquired pursuant to the exercise of such Series B Warrants, (y) any of the Company’s 5.125% Convertible Senior Notes or the Company’s 6.75% Convertible Senior Notes and any common stock received or acquired pursuant to the conversion of such notes, and (z) any Company security received by Yucaipa as a dividend under the Articles Supplementary. Such standstill expires upon the earliest of (i) August 4, 2014, (ii) such date that the Company’s board of directors publicly announces its intention to solicit an offer for the acquisition or purchase of 50% or more of the Company’s assets or outstanding shares of common stock or for a tender offer, merger, consolidation, business combination or other transaction pursuant to which any third party would own 50% or more of any class of the Company securities (each an “Acquisition Proposal”) or publicly approves or recommends the Company stockholders approve an Acquisition Proposal, (iii) such date that the Company has entered into a binding letter of intent or agreement regarding an Acquisition Proposal, (iv) such date that Yucaipa holds less than 10.0% of the voting power in the Company (as calculated pursuant to the Amended and Restated Yucaipa Stockholder Agreement), (v) such date that any third party or group as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, has acquired beneficial ownership of the Company’s securities (other than debt securities) in an amount that exceeds Tengelmann’s beneficial ownership of the Company’s securities (other than debt securities), or (vi) such date that Tengelmann and its affiliates beneficially own, in the aggregate, less than 20.0% of the voting power in the Company, or (vii) upon such earlier date that the Amended and Restated Yucaipa Stockholder Agreement is terminated pursuant to its terms.
          Subject to limited exceptions, the outstanding shares of Series A-Y Preferred Stock may not be transferred by Yucaipa prior to December 4, 2010. On and after December 4, 2010, all restrictions on transfers described in the preceding sentence will terminate. Yucaipa is also prohibited from transferring any of the securities of the Company to certain persons that receive at least 25.0% of its consolidated revenues from retailing grocery products, any subsidiary of such person or any person that owns at least 20.0% of the voting power of such person.
          Pursuant to the Stockholder Agreements, the Company has agreed to use its reasonable best efforts to hold as promptly as practical following the Closing Date a meeting of stockholders to obtain the approval of (i) the shares of Preferred Stock voting together with the Company’s common stock becoming entitled to cast the full number of votes on an as-converted basis and (ii) of the issuance of common stock upon conversion of the Preferred Stock, both to the extent required by the rules of the NYSE. On or prior to the first anniversary of the Closing Date, the Company has agreed to call a meeting of stockholders to vote upon the approval of an amendment to the Company’s charter to increase the number of shares of the Company’s common stock authorized for issuance for purposes of giving the Company additional flexibility to pay dividends on the Preferred Stock in additional shares of Preferred Stock.
          The foregoing descriptions of the Stockholder Agreements referenced above do not purport to be complete and are qualified in their entirety by reference to the agreements themselves which are filed as Exhibits 10.1 and 10.2 to this Form 8-K, and are incorporated herein by reference.
The Senior Secured Notes, the Indenture, the Security Agreement and the Registration Rights Agreement
          On August 4, 2009, the Company completed an offering of $260,000,000 aggregate principal amount of its 11 3/8% Senior Secured Notes due 2015 (the “Senior Secured Notes”) issued under an Indenture, dated as of August 4, 2009, among the Company, the guarantors named therein (the “Guarantors”) and Wilmington Trust Company, as trustee (the “Indenture”). The Company sold the Senior Secured Notes pursuant to a purchase agreement, dated July 30, 2009, between the Company, the Guarantors and Banc of America Securities LLC (the “Initial Purchaser”), in a private placement exempt from registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Senior Secured Notes were resold by the Initial Purchaser within the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act. The Senior Secured Notes were issued at 97.385% of their principal amount. The Company is party to certain other instruments of indebtedness for which Wilmington Trust Company serves as trustee. In addition, Banc of America Securities LLC served as co-lead arranger for the Company’s Credit Agreement (defined below) and Bank of America, N.A., serves as administrative agent and collateral agent to the Credit Agreement.
          The Senior Secured Notes will mature on August 1, 2015 and interest will accrue at a rate of 11.375% per annum from the date of original issuance and will be payable semi-annually in cash in arrears on February 1 and August 1, commencing on February 1, 2010, and on the date of maturity. The Company at its option may redeem the Senior Secured Notes as follows:
•	On or after August 1, 2012, some or all may be redeemed at a redemption price of 105.688% of the principal amount thereof if redeemed during the twelve-month period beginning on August 1, 2012, 102.844% of the principal amount thereof if redeemed during the twelve-month period beginning on August 1, 2013, and 100% of the principal amount thereof if redeemed on or after August 1, 2014, plus any accrued and unpaid interest;

•	Prior to August 1, 2012, up to 35% of all Senior Secured Notes issued under the Indenture may be redeemed with the proceeds from certain equity offerings at a redemption price of 111.375% of the principal amount thereof, plus any accrued and unpaid interest;

•	Prior to August 1, 2012, all or a part may be redeemed at a price equal to 100% of the principal amount thereof plus a make-whole premium of the greater of (i) 1.0% of the principal amount thereof and (ii) the excess of (a) the present value of 105.688% of the principal amount thereof at such present value plus all required interest payments due from the date of redemption through August 1, 2012 (excluding accrued but unpaid interest), such present value computed using a discount rate equal to the treasury rate, as defined in the Indenture, on such redemption date plus 50 basis points over (b) the principal amount, as well as any accrued and unpaid interest.
          The Indenture provides for certain Events of Default (as defined in the Indenture), which include (i) default for 30 days in the payment when due of interest on the Senior Secured Notes, (ii) default in payment when due of the principal of, or premium, if any, on the Senior Secured Notes, (iii) failure by the Company or any of its restricted subsidiaries to comply with certain covenants relating to certain business combinations, (iv) failure by the Company or its restricted subsidiaries to comply with any of the other agreements in the Indenture after receiving notice by the requisite entities, (v) default under any mortgage, indenture or other indebtedness instrument if such default is a failure to make a payment or results in the acceleration of the indebtedness prior to its maturity, if the principal amount of such indebtedness aggregates to $35.0 million or more, (vi) failure of the Company or any restricted subsidiaries to pay final judgments aggregating over $35.0 million, (vii) certain findings of unenforceability with respect to Guarantees (as defined below), (viii) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor of the Senior Secured Notes or any significant subsidiary of the Company and (ix) any default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor of the Senior Secured Notes in any material respect under any collateral documents, which default or breach is not cured within a specified amount of time. Upon an Event of Default, the Senior Secured Notes will become due and payable immediately (i) without further notice if such Event of Default arises from events of bankruptcy or insolvency of the Company or (ii) upon declaration of acceleration in writing to the Company by the Trustee or holders of at least 25.0% in principal amount of then outstanding Senior Secured Notes if an Event of Default occurs and is continuing.
          Subject to certain exceptions, the Company and its subsidiaries are restricted from incurring additional debt; paying dividends on, redeeming or repurchasing stock; prepaying subordinated debt; creating liens, making specified types of investments, applying net proceeds from certain asset sales or losses, engaging in transactions with affiliates, merging, consolidating or selling substantially all of its assets; and restricting dividends or other payments from subsidiaries. Furthermore, in the event of a change of control as defined in the Indenture, the Company must offer to repurchase the Senior Secured Notes at 101% of the aggregate principal amount of the Senior Secured Notes repurchased, plus any accrued and unpaid interest. In connection with the sale of the Senior Secured Notes, the Company also entered into a security agreement (“Security Agreement”) governing the collateral by which the Senior Secured Notes are secured. Pursuant to the Intercreditor Agreement (as defined below) and the Security Agreement, the Notes and the guarantees thereof (the “Guarantees”) will be secured by a second priority lien on substantially all collateral pledged on a first priority basis to the lenders under the Credit Facility (as defined below), which includes substantially all of the assets of the Company and the Guarantors, subject to certain exceptions and permitted liens.
          The Notes and the Guarantees are senior secured obligations of the Company and the Guarantors and rank equally in right of payment with all of the Company’s and the Guarantors’ existing and future senior indebtedness, and senior to all of the Company’s and the Guarantors’ existing and future subordinated indebtedness. The Notes and the Guarantees are effectively subordinated to all of the Company’s and the Guarantors’ existing and future secured indebtedness under the Credit Facility and to any other obligations which are permitted to be secured with a prior lien on the collateral securing the Notes and the Guarantees, to the extent of the value of the assets securing Credit Facility and any other such obligations. In addition, the Notes will be structurally subordinated to all of the liabilities of any of the Company’s existing and future subsidiaries that do not guarantee the Notes, to the extent of the assets of those subsidiaries.
          The net proceeds of the offering will be used to repay borrowings under the Company’s existing Credit Facility and for general corporate purposes.
          Pursuant to a registration rights agreement, dated as of August 4, 2009, among the Company, the Guarantors and the Initial Purchaser (the “Registration Rights Agreement”), the Company and the Guarantors have agreed, so long as there are at least $26.0 million of Senior Secured Notes outstanding to consummate an exchange offer pursuant to an effective registration statement to allow holders of Senior Secured Notes to exchange the Senior Secured Notes for a new issue of substantially identical debt securities registered under the Securities Act. In addition, the Company and the Guarantors have agreed to file, under certain circumstances, a shelf registration statement to cover resales of the Senior Secured Notes. The Company and the Guarantors have agreed to use their commercially reasonable efforts, subject to applicable law, to file a registration statement, to cause such registration statement to be declared effective by the Securities and Exchange Commission (“SEC”) and to consummate the exchange offer within 730 calendar days of the date of the original issuance of the Senior Secured Notes. If the Company fails to complete the exchange offer or register the Senior Secured Notes for resale pursuant to a shelf registration statement within 730 calendar days of the date of original issuance of the Senior Secured Notes or such shelf registration statement, if applicable, ceases to be effective during the registration period (subject to certain exceptions), the Company will be required to pay 0.25% per annum additional interest for the first 90-day period immediately following such 730th day and by an additional 0.25% per annum with respect to each subsequent 90-day period, up to a maximum additional rate of 1.0% per annum thereafter, on the Senior Secured Notes until the exchange offer is completed or the shelf registration statement relating to resale of the Senior Secured Notes is declared effective by the SEC or if such shelf registration statement ceased to be effective until such shelf registration statement again becomes effective under the Securities Act or the Senior Secured Notes cease to be Transfer Restricted Securities (as defined under the Registration Rights Agreement).
          The foregoing descriptions of the Senior Secured Notes, the Indenture, the Security Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Indenture, Senior Secured Notes, Registration Rights Agreement and Security Agreement which are filed as Exhibits 4.3, 4.4, 10.3 and 10.6, respectively, to this Form 8-K, and are incorporated herein by reference.
Intercreditor Agreement
          On August 4, 2009, Bank of America, N.A., as collateral agent for the first lien secured parties related to the Company’s existing credit facility (the “Credit Facility”) and Wilmington Trust Company, N.A., as collateral agent for the second lien secured parties related to the Senior Secured Notes, entered into an intercreditor agreement (the “Intercreditor Agreement”) which governs the relative rights of the secured parties.
          The Intercreditor Agreement will apply so long as the Credit Facility (or any facility refinancing or refunding the Credit Facility) has not been terminated and prior to, during and after any bankruptcy, insolvency or similar proceeding involving the Company or any of the Company’s subsidiaries acting as Guarantors of the obligations under the Credit Facility and the Senior Secured Notes. The Intercreditor Agreement provides, among other things, for lien priorities as follows: (1) the payment of principal of and interest on the loans under the Credit Facility, along with certain other obligations under the Credit Facility, are secured on a first priority basis by substantially all of the present and future personal and real property and proceeds thereof, other than certain excluded assets, of the Company and the Guarantors, up to a certain maximum amount as outlined in the Intercreditor Agreement (the “Maximum Credit Facility Amount”); (2) the Senior Secured Notes are secured by a second priority security interest in the assets and property constituting collateral under the Credit Facility, subject to certain permitted exceptions and excluding certain assets; (3) the lien securing the Senior Secured Notes is of a second priority subject only to the first priority lien securing certain of the obligations under the Credit Facility up to the Maximum Credit Facility Amount, and is of a first priority with respect to any portion of the obligations under the Credit Facility that exceed the Maximum Credit Facility Amount; (4) any lien on property that secures obligations under the Credit Facility but does not secure obligations under the Senior Secured Notes is senior to any rights granted under the Senior Secured Notes, without regard to the Maximum Credit Facility Amount. If any liens securing the Credit Facility are released and the Credit Facility (or a facility refinancing or refunding the Credit Facility) is not terminated, then the comparable liens securing the Senior Secured Notes must also be released. The Intercreditor Agreement also provides for certain procedures for enforcing the security interests discussed above.
          The foregoing description of the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the agreement itself which is filed as Exhibit 10.4 to this Form 8-K, and is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
          (a) See Item 1.01 above under the heading “The Senior Secured Notes, the Indenture, the Security Agreement and the Registration Rights Agreement” which is incorporated herein by reference.
Item 3.02. Unregistered Sales of Equity Securities.
          (a) On August 4, 2009, the Company issued 175,000 shares of Preferred Stock pursuant to investment agreements between the Company and affiliates of Yucaipa and partners of Tengelmann, each dated July 23, 2009. The information required in this item with respect to the Preferred Stock was provided in Item 3.02 of the Company’s Current Report on Form 8-K filed on July 24, 2009, which description is incorporated herein by reference.
          The descriptions of the Articles Supplementary and the Preferred Stock referenced in such Form 8-K do not purport to be complete and are qualified in their entirety by reference to the Articles Supplementary and Preferred Stock Certificate, which are filed as Exhibits 4.1 and 4.2, respectively, to this Form 8-K, and are incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.
          (a) See Item 5.03 regarding the affect of the By-Laws (as defined below) and the Articles Supplementary (as defined below) on the holders of the Company’s common stock.
          (b) See Item 1.01 above under the headings “Stockholder Agreements” and “The Senior Secured Notes, the Indenture, the Security Agreement and the Registration Rights Agreement” and “Intercreditor Agreement” for information regarding the effect of the issuance of the Preferred Stock and the Senior Secured Notes on holders of the Company’s common stock.
          On August 4, 2009, in connection with the issuance of the Preferred Stock and the Senior Secured Notes, the Second Amendment, dated July 23, 2009, to the Company’s amended and restated credit agreement dated as of December 27, 2007, among the Company and the other Borrowers party thereto and the Lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent (the “Credit Agreement”) became effective. The amendment permits the payment-in-kind of dividends on the Preferred Stock. However, cash dividends on the Preferred Stock are subject to minimum excess availability requirements. In addition, the amendment conditions the Company’s ability to pay cash dividends on its common stock and other preferred stock upon its ability to maintain a consolidated fixed charge coverage ratio equal to at least 1.1:1.0 and to satisfy existing minimum excess availability requirements.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
          (d) On August 3, 2009, the Company conditionally added two new directors to the Company’s Board of Directors: Frederic F. Brace and Terrence J. Wallock. The addition of each new director was conditioned upon the consummation of the sale of the Preferred Stock, and became effective on August 4, 2009. Messrs. Brace and Wallock were elected to the Board of Directors by the holders of the Series A-Y Preferred Stock pursuant to the terms of the Amended and Restated Yucaipa Stockholder Agreement, the By-Laws and the Articles Supplementary. In addition, the Board of Directors appointed Mr. Brace to the Audit and Finance Committee and the Executive Committee and appointed Mr. Wallock to the Human Resources and Compensation Committee and the Governance Committee of the Board of Directors.
          Mr. Brace was an Executive Vice President and the Chief Financial Officer of UAL Corp., an air transportation company, from August 2002 until his retirement in October 2008. Mr. Brace is also a director of Anixter International, a communications, electrical wire and cable products distribution company, and Bearing Point, a consulting firm.
          Mr. Wallock is an attorney, consultant, and private investor and also serves as the secretary and acting general counsel of Simon Worldwide Inc., which holds an investment in Yucaipa AEC Associates, LLC, a limited liability company that is controlled by The Yucaipa Companies, LLC. Prior to engaging in a consulting and private legal practice in 2000, he served as a senior executive and/or general counsel for a number of public companies, including Denny’s Inc., The Vons Companies, Inc., and Ralphs Grocery Company. Mr. Wallock also serves on the Board of Directors of Source Interlink Companies, Inc.
     In connection with their appointment to the Board of Directors, each of Messrs. Brace and Wallock have entered into indemnification agreements with the Company that are substantially similar to indemnification agreements that the Company has entered into with its other directors and officers, a form of which is filed as Exhibit 10.5 to this Form 8-K and is incorporated by reference herein. The indemnification agreements provide that the Company will indemnify the indemnitee in connection with any proceeding arising from such indemnitee’s service to the Company to the fullest extent allowed under Maryland law, subject to certain exceptions for proceedings relating to the indemnitee’s bad faith, active and deliberate dishonesty, unlawful conduct or the receipt of an improper personal benefit.
     On August 4, 2009, the holders of the Series A-T Preferred Stock, voting as a single class, elected Christian Wilhelm Erich Haub, Dr. Andreas Guldin, John D. Barline and Dr. Jens-Jurgen Bockel, existing members of the Company’s Board of Directors, as Series A Preferred Directors (as defined in the Articles Supplementary) in satisfaction of the Series A-T Board Representation Entitlement (as defined in the Articles Supplementary).
Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.
          (a) On August 3, 2009, the Company’s Board of Directors adopted amended and restated By-Laws (the “By-Laws”), which became effective on August 4, 2009, upon the consummation of the sale of the Preferred Stock described above. Among other things, the By-Laws have been amended to increase the size of the board from nine to eleven directors. In addition, the Board of Directors amended Article XI and added Article XII to the By-Laws, which Articles set forth certain rights of each of Tengelmann and Yucaipa, respectively, in connection with their purchase of Preferred Stock. Specifically, Articles XI and XII provide for, among other things, Tengelmann and Yucaipa’s rights to nominate directors for election under certain circumstances which may be adjusted from time to time based upon certain ownership thresholds and such parties’ rights to prior approval of certain actions by the Company under certain circumstances. In addition, the By-Laws waive the application of Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland, as it applies to any acquisition of shares of the Company’s stock by Tengelmann, Yucaipa or any of their Affiliates (as defined in the By-Laws). The amendment of this provision removed a super-majority stockholder vote requirement for the approval of control share voting rights.
          The foregoing description of the By-Laws referenced above does not purport to be complete and is qualified in its entirety by reference to the By-Laws which is filed as Exhibit 3.1 to this Form 8-K, and is incorporated herein by reference.
          In addition, on August 3, 2009, the Company filed the Articles Supplementary of 8% Cumulative Convertible Preferred Stock Series A-T, A-Y, B-T, B-Y (the “Articles Supplementary”) with the State of Maryland State Department of Assessments and Taxation, which Articles Supplementary became effective on August 3, 2009. The Articles Supplementary set forth the voting powers, preferences, conversion and other rights, qualifications, limitations as to dividends, terms and conditions of redemption and restrictions of the Preferred Stock, as summarized in Item 1.01 of the Company’s Current Report on Form 8-K filed on July 24, 2009 under the heading “Investment Agreements,” which description is incorporated herein by reference.
          The foregoing description of the Articles Supplementary referenced above does not purport to be complete and is qualified in its entirety by reference to the Articles Supplementary which is filed as Exhibit 4.1 to this Form 8-K, and is incorporated herein by reference.
Item 8.01. Other Events.
          On August 4, 2009, the Company issued a press release announcing the consummation of the issuance and sale of 175,000 shares of Preferred Stock and the Senior Secured Notes and announcing the election of two additional directors to the Company’s Board of Directors. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.
          Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description

3.1	By-Laws of The Great Atlantic & Pacific Tea Company, Inc. as Amended and Restated on August 4, 2009

4.1	Articles Supplementary of 8% Cumulative Convertible Preferred Stock Series A-T, A-Y, B-T and B-Y of The Great Atlantic & Pacific Tea Company, Inc.

4.2	Form of 8% Cumulative Convertible Preferred Stock Certificate (included in Exhibit 4.1)

4.3	Indenture, dated as of August 4, 2009, among The Great Atlantic & Pacific Tea Company, Inc., the guarantors named therein and Wilmington Trust Company, as trustee

4.4	Form of 11 3/8% Senior Secured Notes due 2015 (included in Exhibit 4.3)

10.1	Amended and Restated Tengelmann Stockholder Agreement, dated as of August 4, 2009, by and among The Great Atlantic & Pacific Tea Company, Inc. and Tengelmann Warenhandelsgesellschaft KG

10.2	Amended and Restated Yucaipa Stockholder Agreement, dated as of August 4, 2009, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa American Alliance Fund II, LP, Yucaipa American Alliance (Parallel) Fund II, LP, Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP (collectively, the “Stockholders”) and Yucaipa American Alliance Fund II, LLC, as Stockholder Representative

10.3	Registration Rights Agreement, dated as of August 4, 2009, among The Great Atlantic & Pacific Tea Company, Inc., the guarantors named therein and Banc of America Securities LLC

10.4	Intercreditor Agreement, dated as of August 4, 2009, among Bank of America, N.A., as First Lien Agent, Wilmington Trust Company, as Second Lien Agent, The Great Atlantic & Pacific Tea Company, Inc. and the subsidiaries of The Great Atlantic & Pacific Tea Company, Inc. party thereto

Exhibit	Description
10.5	Form of Director Indemnification Agreement

10.6	Security Agreement, dated as of August 4, 2009, among The Great Atlantic & Pacific Tea Company, Inc., the subsidiaries from time to time party thereto, and Wilmington Trust Company, as collateral agent

99.1	Press Release, dated August 4, 2009

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
THE GREAT ATLANTIC & PACIFIC TEA COMPANY, INC.

By:	/s/ Christopher McGarry
Christopher McGarry
Vice President, Legal Services

     Date: August 4, 2009

EXHIBIT INDEX

Exhibit	Description

3.1	By-Laws of The Great Atlantic & Pacific Tea Company, Inc. as Amended and Restated on August 4, 2009

4.1	Articles Supplementary of 8% Cumulative Convertible Preferred Stock Series A-T, A-Y, B-T and B-Y of The Great Atlantic & Pacific Tea Company, Inc.

4.2	Form of 8% Cumulative Convertible Preferred Stock Certificate (included in Exhibit 4.1)

4.3	Indenture, dated as of August 4, 2009, among The Great Atlantic & Pacific Tea Company, Inc., the guarantors named therein and Wilmington Trust Company, as trustee

4.4	Form of 11 3/8% Senior Secured Notes due 2015 (included in Exhibit 4.3)

10.1	Amended and Restated Tengelmann Stockholder Agreement, dated as of August 4, 2009, by and among The Great Atlantic & Pacific Tea Company, Inc. and Tengelmann Warenhandelsgesellschaft KG.

10.2	Amended and Restated Yucaipa Stockholder Agreement, dated as of August 4, 2009, by and among The Great Atlantic & Pacific Tea Company, Inc., Yucaipa American Alliance Fund II, LP, Yucaipa American Alliance (Parallel) Fund II, LP, Yucaipa Corporate Initiatives Fund I, LP, Yucaipa American Alliance Fund I, LP and Yucaipa American Alliance (Parallel) Fund I, LP (collectively, the “Stockholders”) and Yucaipa American Alliance Fund II, LLC, as Stockholder Representative

10.3	Registration Rights Agreement, dated as of August 4, 2009, among The Great Atlantic & Pacific Tea Company, Inc., the guarantors named therein and Banc of America Securities LLC

10.4	Intercreditor Agreement, dated as of August 4, 2009, among Bank of America, N.A., as First Lien Agent, Wilmington Trust Company, as Second Lien Agent, The Great Atlantic & Pacific Tea Company, Inc. and the subsidiaries of The Great Atlantic & Pacific Tea Company, Inc. party thereto

10.5	Form of Director Indemnification Agreement

10.6	Security Agreement, dated as of August 4, 2009, among The Great Atlantic & Pacific Tea Company, Inc., the subsidiaries from time to time party thereto, and Wilmington Trust Company, as collateral agent

99.1	Press Release, dated August 4, 2009